SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2006 (November 21, 2006)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	001-13957 (Commission file number)	91-1032187 (I.R.S. Employer Identification No.)
201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On November 21, 2006, the Compensation Committee of the Board of Directors of Red Lion Hotels Corporation (the “Company”) approved the following equity compensation awards to the Company’s Chief Executive Officer, Chief Financial Officer and named executive officers under the Company’s 2006 Stock Incentive Plan (the “Plan”):

Name	Title	Award
		Non-Qualified Stock Options	Restricted Stock Units

Art Coffey	President and Chief Executive Officer	64,145	7,320

Anupam Narayan	Executive Vice President, Chief Investment Officer and Chief Financial Officer	33,306	3,801

John Taffin	Executive Vice President Hotel Operations	17,650	2,014

Tom McKeirnan	Senior Vice President General Counsel	11,447	1,306
The stock options vest at 25% per year over a four year period, beginning on the first anniversary of the grant date, and have an expiration date of November 21, 2016. The stock options were issued at an exercise price of $12.21 per share, the closing price reported for the Company’s common stock on the New York Stock Exchange on November 21, 2006.
The restricted stock units vest 25% per year over a four year period, beginning on the first anniversary of the grant date. Any restricted stock units that vest will be paid to the grantee in shares of Company common stock as soon as is administratively practicable following the date of vesting. The restricted stock units will vest only if the grantee remains in Continuous Service (as defined in the Plan) with the Company or one of its Affiliates through the applicable vesting date.
The form of Restricted Stock Unit Agreement for awards under the Plan is filed herewith.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Exhibit
10	Form of Restricted Stock Unit Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION
Dated: November 22, 2006	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan, Senior Vice
President General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
10	Form of Restricted Stock Unit Agreement